Exhibit 4.2

JT 1335 1/2

COPYRIGHT 1930 BY

DWIGHT & M.H. JACKSON

CHICAGO

PATENT PENDING

INCORPORATED UNDER THE LAWS OF THE STATE OF

DELAWARE

NUMBER	SHARES
xxx	xxx

SEE RESTRICTIVE LEGENDS ON REVERSE SIDE.

HF FINANCIAL CORP.

FIXED RATE CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES A

This Certifies that SPECIMEN is the owner of XXX full paid and non-assessable PREFERRED Shares $0.01 par value, of FIXED RATE CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES A transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon the surrender of this Certificate properly endorsed.

A statement in full, of all the designations, preferences, qualifications, limitations, restrictions and special or relative rights of the shares of each class authorized to be issued, will be furnished by the Corporation to any shareholder upon written request and without charge.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation, this XX day of XX A.D. XX.

SECRETARY	PRESIDENT

© DWIGHT & M. H. JACKSON	CORPORATION SUPPLY CO.
205 W. RANDOLPH STREET	CHICAGO. ILLINOIS 60606

DIV. OF